Filed Pursuant to Rule 424(b)(3)

Registration No. 333-180878

POWERSHARES DB COMMODITY INDEX TRACKING FUND

SUPPLEMENT DATED JUNE 24, 2014 TO

PROSPECTUS DATED JUNE 25, 2013

This Supplement dated June 24, 2014 updates certain information contained in the Prospectus dated June 25, 2013, as supplemented from time-to-time (the “Prospectus”), of PowerShares DB Commodity Index Tracking Fund (the “Fund”). All capitalized terms used in this Supplement have the same meaning as in the Prospectus.

Prospective investors in the Fund should review carefully the contents of both this Supplement and the Prospectus.

* * * * * * * * * * * * * * * * * * *

All information in the Prospectus is restated pursuant to this Supplement, except as updated hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS

OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE

ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

DB COMMODITY SERVICES LLC

Managing Owner

I.	Risk Factor (3) on pages 18-20 of the Prospectus is hereby deleted and replaced, in its entirety, with the following:

“(3) Regulatory and Exchange Position Limits and Other Rules May Restrict the Creation of Baskets and the Operation of the Fund.

CFTC and commodity exchange rules impose speculative position limits on market participants, including the Fund, trading in certain commodities. These position limits prohibit any person from holding a position of more than a specific number of such futures contracts.

The Index is composed of 14 Index Commodities, of which 10 Index Commodities are subject to speculative position limits imposed by either the CFTC or the rules of the futures exchanges on which the futures contracts for the applicable Index Commodities are traded. The purposes of speculative position limits are to diminish, eliminate or prevent sudden or unreasonable fluctuations or unwarranted changes in the prices of futures contracts. Currently, speculative position limits (i) for corn, oats, wheat, soybean, soybean oil and cotton are determined by the CFTC and (ii) for all other commodities are determined by the futures exchanges. Pursuant to the statutory mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, which was signed into law on July 21, 2010, the CFTC adopted final regulations on October 18, 2011, or the Regulations, which, in pertinent part, impose new federal position limits on futures and options on a subset of energy, metal, and agricultural commodities, or the Referenced Contracts, and economically equivalent swaps. The Referenced Contracts subject to the Regulations represent 75.125% of original base weights of the Index Commodities. The Regulations were to go into effect 60 days after the term “swap” is further defined pursuant to Section 721 of the Dodd-Frank Act. However, on September 28, 2012, a federal court issued an order vacating the Regulations. In vacating and remanding the new position limits rules, the court nevertheless upheld the CFTC’s revisions to the legacy position limits that amended previously-enacted position limits rules as Part 150 of the CFTC regulations and are already in place pursuant to CFTC rules. On November 5, 2013, the CFTC re-proposed for public comment new position limits and an aggregation rule both of which are currently pending and have not yet been adopted.

Generally, speculative position limits in the physical delivery markets are set at a stricter level during the spot month, the month when the futures contract matures and becomes deliverable, versus the limits set for all other months. If the Managing Owner determines that the Fund’s trading may be approaching any of these speculative position limits, the Fund may reduce its trading in that commodity or trade in other commodities or instruments that the Index Sponsor determines comply with the rules and goals of the Index. Below is a chart that sets forth certain relevant information, including current speculative position limits for each Affected Index Commodity that any person may hold, separately or in combination, net long or net short, for the purchase or sale of any commodity futures contract or, on a futures-equivalent basis, options thereon. Speculative position limit levels remain subject to change by the CFTC or the relevant exchanges.

Exchanges may also establish accountability levels applicable to futures contracts. An exchange may order a person who holds or controls aggregate positions in excess of specified position accountability levels not to further increase the positions, to comply with any prospective limit which exceeds the size of the position owned or controlled, or to reduce any open position which exceeds position accountability levels if the exchange determines that such action is necessary to maintain an orderly market. Under current regulations, subject to any relevant exemptions, traders, such as the Fund, may not exceed speculative position limits, either individually or in the aggregate with other persons with whom they are under common control or ownership. Under the vacated Regulations, the CFTC would have required certain persons to aggregate exchange listed futures and economically equivalent swap positions owned or controlled by such persons.

Affected Index Commodity	Exchange (Symbol)[1]	Exchange Position Limits[2]
Corn	CBOT (C)	600 – Spot Month 33,000 – Single Month 33,000 – All Months Combined
Soybeans	CBOT (S)	600 – Spot Month 15,000 – Single Month 15,000 – All Months Combined
Wheat	CBOT (W)	600 – Spot Month 12,000 – Single Month 12,000 – All Months Combined

Affected Index Commodity	Exchange (Symbol)[1]	Exchange Position Limits[2]
Sugar #11	ICE US (SB)	5,000 – Spot Month 10,000 – Single Month 15,000 – All Months Combined
Light Sweet Crude Oil	NYMEX (CL)	3,000 – Spot Month 10,000 – Single Month 20,000 – All Months Combined
Heating Oil	NYMEX (HO)	1,000 – Spot Month 5,000 – Single Month 7,000 – All Months Combined
Natural Gas	NYMEX (NG)	1,000 – Spot Month 6,000 – Single Month 12,000 – All Months Combined
Silver	COMEX (SI)	1,500 – Spot Month 6,000 – Single Month 6,000 – All Months Combined
Gold	COMEX (GC)	3,000 – Spot Month 6,000 – Single Month 6,000 – All Months Combined
RBOB Gasoline	NYMEX (RB)	1,000 – Spot Month 5,000 – Single Month 7,000 – All Months Combined

Legend:

1“CBOT” means the Board of Trade of the City of Chicago Inc., or its successor.

“ICE US” means ICE Futures U.S., Inc. or its successor.

“NYMEX” means the New York Mercantile Exchange or its successor.

“COMEX” means the Commodity Exchange Inc., New York or its successor.

2Subject to any additional limitations on an exchange-by-exchange basis, as applicable.

The Fund is subject to position limits and, consequently, the Fund’s ability to issue new Baskets, or the Fund’s ability to reinvest income in additional futures contracts corresponding to the Affected Index Commodities, may be limited to the extent these activities would cause the Fund to exceed its applicable position limits. Limiting the size of the Fund may affect the correlation between the price of the Shares, as traded on the NYSE Arca, and the net asset value of the Fund. That is, the inability to create additional Baskets could result in Shares trading at a premium or discount to net asset value of the Fund.

Under the vacated Regulations, the CFTC, among other things, established speculative position limits on exchange listed futures and options on physical commodities (including certain energy, metals and agricultural products) and economically equivalent over-the-counter derivatives. Under the vacated Regulations, the CFTC also established aggregate position limits for certain other contracts based on the same underlying commodity, including certain contracts traded on non-U.S. exchanges. Depending on the outcome of any future CFTC or futures exchange rulemaking, as applicable, the rules concerning position limits may be amended in a manner that is detrimental to the Fund. For example, if the amended rules are detrimental to the Fund, its ability to issue new Baskets, or reinvest income in additional futures contracts corresponding to the Affected Index Commodities, may be limited to the extent these activities would cause the Fund to exceed the applicable position limits. Limiting the size of the Fund may affect the correlation between the price of the Shares, as traded on the NYSE Arca, and the net asset value of the Fund. That is, the inability to create additional Baskets could result in Shares in the Fund trading at a premium or discount to net asset value of the Fund.”

II.	Risk Factor (12) on pages 21-22 of the Prospectus is hereby deleted and replaced, in its entirety, with the following:

“Futures contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in the Fund.

The following table reflects various measures of volatility* of the Index as calculated on an excess return basis**:

Volatility Type	Volatility
Daily volatility over full history	15.52%
Average rolling 3-month daily volatility	14.62%
Monthly return volatility	18.37%
Average annual volatility	14.34%

The following table reflects the daily volatility on an annual basis of the Index:

Year	Daily Volatility
1997***	8.07%
1998	11.88%
1999	12.78%
2000	14.74%
2001	13.40%
2002	12.37%
2003	13.74%
2004	15.93%
2005	14.71%
2006	16.30%
2007	13.96%
2008	28.39%
2009	22.08%
2010	15.50%
2011	17.04%
2012	12.28%
2013	8.47%
2014**	6.49%

*Volatility, for these purposes, means the following:

Daily Volatility:     The relative rate at which the price of the Index moves up and down, found by calculating the annualized standard deviation of the daily change in price.

Monthly Return Volatility:     The relative rate at which the price of the Index moves up and down, found by calculating the annualized standard deviation of the monthly change in price.

Average Annual Volatility:     The average of yearly volatilities for a given sample period. The yearly volatility is the relative rate at which the price of the Index moves up and down, found by calculating the annualized standard deviation of the daily change in price for each business day in the given year.

** As of May 31, 2014.

*** As of September 3, 1997.

Past Index results are not necessarily indicative of future changes, positive or negative, in the Index levels.”

III.	Page 31 of the Prospectus is hereby deleted and replaced, in its entirety, with the following:

“Name of Pool: PowerShares DB Commodity Index Tracking Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: February 2006

Aggregate Gross Capital Subscriptions as of May 31, 20141: $11,513,319,035

Net Asset Value as of May 31, 20142: $5,342,961,632

Net Asset Value per Share as of May 31, 20143: $26.03

Worst Monthly Drawdown4: (23.77)% October 2008

Worst Peak-to-Valley Drawdown5: (57.34)% June 2008 – February 20096

Monthly Rate of Return	2014(%)	2013(%)	2012(%)	2011(%)	2010(%)	2009(%)
January	(2.89)	2.60	3.73	3.66[7]	(7.64)	(5.18)
February	5.03	(4.57)	5.43	3.92	3.61	(5.61)
March	0.04	0.70	(2.15)	2.96	0.03	5.32
April	1.00	(3.70)	(1.08)	4.55	3.61	(1.54)
May	(1.36)	(1.52)	(11.20)	(5.19)	(10.35)	16.50
June		(3.13)	2.14	(3.79)	(1.09)	(3.02)
July		3.19	6.09	3.88	5.77	2.58
August		2.70	5.20	(0.23)	(3.00)	(3.39)
September		(3.01)	(0.03)	(14.23)	8.35	(0.31)
October		(0.27)	(3.93)	7.37	4.45	6.17[6]
November		(1.05)	1.77	(0.79)	(0.48)	4.65
December		0.55	(1.35)	(2.83)	10.06	(0.03)
Compound Rate of Return[8]	1.64 (5 months)	(7.61)	3.32	(2.68)	11.85	15.08

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Footnotes to Performance Information

1. “Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool.

2. “Net Asset Value” is the net asset value of the pool as of May 31, 2014.

3. “Net Asset Value per Share” is the Net Asset Value of the pool divided by the total number of Shares outstanding as of May 31, 2014.

4. “Worst Monthly Drawdown” is the largest single month loss sustained since inception of trading. “Drawdown” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. “Drawdown” is measured on the basis of monthly returns only, and does not reflect intra-month figures. “Month” is the month of the Worst Monthly Drawdown.

5. The Worst Peak-to-Valley Drawdown from June 2008 – February 2009 includes the effect of the $0.34 per Share distribution made to Shareholders of record as of December 17, 2008. “Worst Peak-to-Valley Drawdown” is the largest percentage decline in the Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. “Worst Peak-to-Valley Drawdown” represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end. For example, if the Net Asset Value per Share of a particular pool declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be still continuing and to be $3 in amount, whereas if the Net Asset Value per Share had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.

6. As of October 19, 2009, the Fund commenced tracking the Deutsche Bank Liquid Commodity Index–Optimum Yield Diversified Excess Return™, or the Interim Index. Prior to October 19, 2009, the Fund tracked the Deutsche Bank Liquid Commodity Index–Optimum Yield Excess Return™.

7. Effective January 1, 2011, the Fund commenced tracking DBIQ Optimum Yield Diversified Commodity Index Excess Return™, or the Renamed Index. The Fund’s Renamed Index is identical to the Interim Index except with respect to the name of Index. The inception date of January 2007 remains identical. Except as provided in the immediately preceding sentence, all prior underlying formulae, data (e.g., closing levels, measure of volatility, all other numerical statistics and measures) and all other characteristics (e.g., Base Date, Index Sponsor, inception date, rolling, etc.) with respect to the Renamed Index are identical to the Interim Index.

8. “Compound Rate of Return” is based on an initial net asset value per share of $24.25 and is calculated by multiplying on a compound basis each of the monthly rates of return set forth in the chart above and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are year-to-date.”

IV.	Pages 38-49 of the Prospectus are hereby deleted and replaced, in their entirety, with the following:

“CLOSING LEVELS TABLE

DBIQ OPTIMUM YIELD DIVERSIFIED COMMODITY INDEX EXCESS RETURN™

	CLOSING LEVEL		CHANGES
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1997[5]	103.35	92.60	-7.40%	-7.40%
1998	93.07	63.74	-30.22%	-35.38%
1999	88.04	60.62	34.94%	-12.80%
2000	123.09	85.21	24.43%	8.50%
2001	114.11	88.26	-16.62%	-9.54%
2002	115.96	88.19	25.81%	13.81%
2003	145.82	112.87	27.03%	44.58%
2004	217.09	144.58	36.68%	97.60%
2005	279.17	194.39	39.69%	176.03%
2006	343.18	273.89	9.73%	202.88%
2007	380.11	276.40	24.79%	277.95%
2008	538.39	228.67	-32.86%	153.77%
2009	326.84	222.81	27.68%	224.02%
2010	362.20	278.59	11.78%	262.20%
2011	419.60	333.87	-2.44%	253.36%
2012	392.32	320.13	4.08%	267.76%
2013	379.82	335.39	-6.60%	243.48%
2014[6]	358.11	331.37	1.89%	249.99%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE

DBIQ OPTIMUM YIELD DIVERSIFIED COMMODITY INDEX EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE OR

NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DBIQ OPTIMUM YIELD DIVERSIFIED COMMODITY INDEX TOTAL RETURN™

	CLOSING LEVEL		CHANGES
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1997[5]	103.91	94.17	-5.83%	-5.83%
1998	95.03	67.96	-26.74%	-31.01%
1999	98.49	65.09	41.46%	-2.41%
2000	144.25	95.46	32.04%	28.86%
2001	136.34	108.28	-13.67%	11.24%
2002	144.95	108.59	27.90%	42.27%
2003	184.10	141.63	28.34%	82.58%
2004	276.91	182.59	38.58%	153.03%
2005	365.39	248.99	44.21%	264.89%
2006	461.10	364.06	15.10%	320.00%
2007	550.99	384.35	30.49%	448.05%
2008	788.19	336.20	-31.92%	273.11%
2009	481.22	327.67	27.87%	377.08%
2010	534.01	410.40	11.93%	434.01%
2011	618.86	492.48	-2.39%	421.23%
2012	579.04	472.39	4.16%	442.93%
2013	560.77	495.30	-6.55%	407.37%
2014[6]	529.05	489.48	1.91%	417.06%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE

DBIQ OPTIMUM YIELD DIVERSIFIED COMMODITY INDEX TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE OR NEGATIVE,

SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Please refer to notes and legends that follow on page 46.

INDEX COMMODITY WEIGHTS TABLE

DBIQ OPTIMUM YIELD DIVERSIFIED COMMODITY INDEX EXCESS RETURN™

	CL7		HO7		XB7		NG7		CO7		GC7		SI7
	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low
1997[5]	12.5%	12.2%	12.5%	12.2%	13.0%	12.5%	5.8%	5.5%	12.7%	11.7%	7.8%	8.0%	2.2%	2.6%
1998	12.1%	11.7%	12.4%	12.1%	12.7%	11.6%	5.3%	5.3%	11.5%	10.9%	8.3%	8.9%	2.6%	2.2%
1999	13.3%	11.9%	12.9%	11.4%	13.5%	11.5%	5.0%	5.3%	13.2%	11.5%	7.5%	9.2%	2.0%	2.5%
2000	15.1%	12.9%	15.6%	12.5%	16.1%	13.0%	7.9%	5.0%	14.7%	12.8%	5.0%	7.6%	1.3%	2.0%
2001	12.5%	11.8%	12.3%	11.5%	12.3%	11.7%	6.7%	5.4%	12.3%	11.2%	7.7%	8.4%	1.9%	2.1%
2002	12.5%	12.3%	13.1%	11.8%	12.8%	12.2%	6.0%	4.2%	14.2%	12.0%	7.9%	8.6%	1.9%	2.2%
2003	12.8%	12.2%	12.7%	12.3%	12.5%	12.5%	5.7%	7.1%	12.5%	13.3%	7.9%	7.7%	2.1%	1.9%
2004	16.5%	12.6%	15.9%	12.4%	14.5%	12.4%	6.0%	5.7%	16.0%	12.4%	5.4%	8.0%	1.8%	2.2%
2005	12.6%	11.8%	14.6%	12.0%	16.1%	12.1%	6.7%	5.0%	13.4%	11.4%	6.2%	8.3%	1.4%	1.8%
2006	11.1%	11.4%	10.9%	11.1%	12.0%	11.5%	3.0%	3.9%	11.0%	11.4%	9.1%	8.7%	2.9%	2.3%
2007	12.4%	11.3%	12.5%	11.7%	12.6%	11.6%	5.0%	5.2%	12.3%	11.3%	7.6%	9.0%	1.8%	2.2%
2008	13.7%	11.3%	14.9%	11.4%	13.1%	11.3%	6.2%	5.5%	13.8%	11.5%	5.9%	10.0%	1.6%	2.3%
2009	12.1%	9.8%	11.9%	8.9%	12.1%	10.5%	5.1%	4.1%	12.2%	9.8%	8.4%	13.3%	2.1%	3.6%
2010	12.4%	11.6%	12.5%	12.1%	12.4%	12.1%	5.5%	4.8%	12.7%	12.0%	7.8%	9.9%	2.2%	2.3%
2011	13.0%	10.7%	13.9%	13.6%	13.9%	13.9%	4.9%	4.8%	13.9%	13.6%	7.3%	9.5%	2.9%	2.2%
2012	12.0%	12.0%	12.3%	12.2%	13.0%	12.1%	3.8%	4.4%	12.7%	12.0%	7.5%	8.1%	1.9%	1.8%
2013	13.3%	14.2%	12.7%	13.1%	13.2%	13.9%	4.9%	5.5%	13.2%	13.4%	7.4%	6.1%	1.9%	1.3%
2014[6]	12.7%	12.3%	12.4%	12.7%	12.5%	12.7%	6.6%	6.0%	12.4%	12.8%	7.6%	7.8%	1.7%	1.9%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE

DBIQ OPTIMUM YIELD DIVERSIFIED COMMODITY INDEX EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE OR NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

LEGEND:

Symbol	Index Commodity	Symbol	Index Commodity
CL	Light Sweet Crude Oil (WTI)	AL	Aluminum
HO	Heating Oil	LX	Zinc
XB	RBOB Gasoline	LP	Copper Grade A
NG	Natural Gas	C	Corn
CO	Brent Crude	W	Wheat
GC	Gold	S	Soybeans
SI	Silver	SB	Sugar

Please refer to notes and legends that follow on page 46.

INDEX COMMODITY WEIGHTS TABLE

DBIQ OPTIMUM YIELD DIVERSIFIED COMMODITY INDEX EXCESS RETURN™

	AL7		LX7		LP7		C7		W7		S7		SB7
	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low
1997[5]	3.9%	4.3%	3.6%	4.2%	3.7%	3.9%	5.8%	5.9%	5.4%	5.4%	5.7%	5.8%	5.4%	5.9%
1998	4.2%	4.4%	4.2%	4.7%	3.9%	4.1%	5.9%	6.2%	5.6%	5.7%	5.8%	6.0%	5.5%	6.1%
1999	4.2%	4.4%	4.2%	5.1%	4.2%	4.1%	5.2%	6.3%	4.9%	5.5%	5.2%	5.7%	4.9%	5.5%
2000	2.8%	4.5%	2.8%	4.4%	3.0%	4.3%	3.3%	5.4%	3.3%	5.2%	3.6%	5.5%	5.5%	5.0%
2001	4.5%	4.7%	3.8%	4.7%	4.1%	4.7%	5.3%	6.0%	5.5%	5.9%	5.0%	6.0%	6.1%	5.9%
2002	3.8%	4.7%	3.9%	4.6%	3.8%	4.9%	5.1%	5.7%	4.8%	5.8%	5.2%	5.8%	5.0%	5.2%
2003	4.1%	3.8%	4.2%	3.9%	4.2%	3.9%	5.3%	5.1%	5.4%	4.6%	5.5%	5.7%	5.2%	6.0%
2004	3.1%	4.2%	3.0%	4.3%	3.7%	4.4%	3.0%	5.4%	3.1%	5.4%	3.2%	5.8%	4.8%	4.9%
2005	3.3%	4.5%	3.9%	4.9%	4.7%	4.6%	3.5%	5.7%	4.0%	5.6%	4.3%	6.0%	5.3%	6.4%
2006	5.1%	4.7%	7.4%	5.2%	7.0%	4.9%	4.7%	5.6%	4.8%	5.7%	4.3%	5.3%	6.8%	8.4%
2007	3.7%	4.7%	3.6%	3.9%	3.9%	3.6%	5.9%	6.8%	6.3%	6.4%	6.3%	6.8%	6.0%	5.6%
2008	3.4%	3.9%	1.9%	5.0%	3.4%	4.1%	6.9%	5.5%	4.8%	6.2%	6.4%	5.8%	4.0%	6.4%
2009	4.3%	3.5%	4.4%	5.3%	4.4%	4.4%	5.5%	6.2%	5.8%	6.7%	5.8%	6.2%	5.7%	7.6%
2010	4.1%	4.8%	3.9%	4.0%	4.4%	4.9%	5.5%	5.6%	5.5%	5.2%	5.8%	5.9%	5.4%	4.9%
2011	3.9%	3.8%	3.1%	3.2%	3.8%	3.5%	5.6%	6.2%	4.6%	4.1%	5.3%	5.6%	3.9%	5.4%
2012	3.9%	4.2%	4.1%	4.4%	4.3%	4.6%	6.8%	5.9%	5.9%	5.9%	7.6%	7.4%	4.3%	5.3%
2013	4.3%	4.0%	4.4%	4.2%	4.3%	4.0%	5.0%	4.9%	4.7%	4.4%	5.4%	5.7%	5.4%	5.3%
2014[6]	3.9%	4.1%	4.2%	4.4%	3.7%	4.3%	5.7%	5.4%	5.5%	5.1%	5.6%	5.4%	5.3%	5.1%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE

DBIQ OPTIMUM YIELD DIVERSIFIED COMMODITY INDEX EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE OR NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

LEGEND:

Symbol	Index Commodity	Symbol	Index Commodity
CL	Light Sweet Crude Oil (WTI)	AL	Aluminum
HO	Heating Oil	LX	Zinc
XB	RBOB Gasoline	LP	Copper Grade A
NG	Natural Gas	C	Corn
CO	Brent Crude	W	Wheat
GC	Gold	S	Soybeans
SI	Silver	SB	Sugar

Please refer to notes and legends that follow on page 46.

INDEX COMMODITY WEIGHTS TABLE

DBIQ OPTIMUM YIELD DIVERSIFIED COMMODITY INDEX TOTAL RETURN™

	CL7		HO7		XB7		NG7		CO7		GC7		SI7
	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low
1997[5]	12.5%	12.2%	12.5%	12.2%	13.0%	12.5%	5.8%	5.5%	12.7%	11.7%	7.8%	8.0%	2.2%	2.6%
1998	12.1%	11.7%	12.4%	12.1%	12.7%	11.6%	5.3%	5.3%	11.5%	10.9%	8.3%	8.9%	2.6%	2.2%
1999	13.1%	11.9%	12.8%	11.4%	13.3%	11.5%	5.0%	5.3%	13.3%	11.5%	7.6%	9.2%	2.0%	2.5%
2000	15.1%	12.9%	15.6%	12.5%	16.1%	13.0%	7.9%	5.0%	14.7%	12.8%	5.0%	7.6%	1.3%	2.0%
2001	13.4%	11.8%	12.5%	11.5%	12.8%	11.7%	6.0%	5.4%	12.2%	11.2%	8.4%	8.4%	1.9%	2.1%
2002	12.5%	12.3%	13.1%	11.8%	12.8%	12.2%	6.0%	4.2%	14.2%	12.0%	7.9%	8.6%	1.9%	2.2%
2003	12.8%	12.2%	12.7%	12.3%	12.5%	12.5%	5.7%	7.1%	12.5%	13.3%	7.9%	7.7%	2.1%	1.9%
2004	16.5%	12.6%	15.9%	12.4%	14.5%	12.4%	6.0%	5.7%	16.0%	12.4%	5.4%	8.0%	1.8%	2.2%
2005	12.6%	11.8%	14.6%	12.0%	16.1%	12.1%	6.7%	5.0%	13.4%	11.4%	6.2%	8.3%	1.4%	1.8%
2006	11.1%	11.4%	10.9%	11.1%	12.0%	11.5%	3.0%	3.9%	11.0%	11.4%	9.1%	8.7%	2.9%	2.3%
2007	12.4%	11.3%	12.5%	11.7%	12.6%	11.6%	5.0%	5.2%	12.3%	11.3%	7.6%	9.0%	1.8%	2.2%
2008	13.7%	11.3%	14.9%	11.4%	13.1%	11.3%	6.2%	5.5%	13.8%	11.5%	5.9%	10.0%	1.6%	2.3%
2009	12.1%	9.8%	11.9%	8.9%	12.1%	10.5%	5.1%	4.1%	12.2%	9.8%	8.4%	13.3%	2.1%	3.6%
2010	12.4%	11.6%	12.5%	12.1%	12.4%	12.1%	5.5%	4.8%	12.7%	12.0%	7.8%	9.9%	2.2%	2.3%
2011	13.0%	10.7%	13.9%	13.6%	13.9%	13.9%	4.9%	4.8%	13.9%	13.6%	7.3%	9.5%	2.9%	2.2%
2012	12.0%	12.0%	12.3%	12.2%	13.0%	12.1%	3.8%	4.4%	12.7%	12.0%	7.5%	8.1%	1.9%	1.8%
2013	13.3%	14.2%	12.7%	13.1%	13.2%	13.9%	4.9%	5.5%	13.2%	13.4%	7.4%	6.1%	1.9%	1.3%
2014[6]	12.7%	12.3%	12.4%	12.7%	12.5%	12.7%	6.6%	6.0%	12.4%	12.8%	7.6%	7.8%	1.7%	1.9%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE

DBIQ OPTIMUM YIELD DIVERSIFIED COMMODITY INDEX TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE OR NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

LEGEND:

Symbol	Index Commodity	Symbol	Index Commodity
CL	Light Sweet Crude Oil (WTI)	AL	Aluminum
HO	Heating Oil	LX	Zinc
XB	RBOB Gasoline	LP	Copper Grade A
NG	Natural Gas	C	Corn
CO	Brent Crude	W	Wheat
GC	Gold	S	Soybeans
SI	Silver	SB	Sugar

Please refer to notes and legends that follow on page 46.

INDEX COMMODITY WEIGHTS TABLE

DBIQ OPTIMUM YIELD DIVERSIFIED COMMODITY INDEX TOTAL RETURN™

	AL7		LX7		LP7		C7		W7		S7		SB7
	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low
1997[5]	3.9%	4.3%	3.6%	4.2%	3.7%	3.9%	5.8%	5.9%	5.4%	5.4%	5.7%	5.8%	5.4%	5.9%
1998	4.2%	4.4%	4.2%	4.7%	3.9%	4.1%	5.9%	6.2%	5.6%	5.7%	5.8%	6.0%	5.5%	6.1%
1999	4.3%	4.4%	4.2%	5.1%	4.2%	4.1%	5.2%	6.3%	4.9%	5.5%	5.1%	5.7%	5.0%	5.5%
2000	2.8%	4.5%	2.8%	4.4%	3.0%	4.3%	3.3%	5.4%	3.3%	5.2%	3.6%	5.5%	5.5%	5.0%
2001	4.3%	4.7%	3.6%	4.7%	4.0%	4.7%	4.8%	6.0%	5.2%	5.9%	4.8%	6.0%	6.1%	5.9%
2002	3.8%	4.7%	3.9%	4.6%	3.8%	4.9%	5.1%	5.7%	4.8%	5.8%	5.2%	5.8%	5.0%	5.2%
2003	4.1%	3.8%	4.2%	3.9%	4.2%	3.9%	5.3%	5.1%	5.4%	4.6%	5.5%	5.7%	5.2%	6.0%
2004	3.1%	4.2%	3.0%	4.3%	3.7%	4.4%	3.0%	5.4%	3.1%	5.4%	3.2%	5.8%	4.8%	4.9%
2005	3.3%	4.5%	3.9%	4.9%	4.7%	4.6%	3.5%	5.7%	4.0%	5.6%	4.3%	6.0%	5.3%	6.4%
2006	5.1%	4.7%	7.4%	5.2%	7.0%	4.9%	4.7%	5.6%	4.8%	5.7%	4.3%	5.3%	6.8%	8.4%
2007	3.7%	4.7%	3.6%	3.9%	3.9%	3.6%	5.9%	6.8%	6.3%	6.4%	6.3%	6.8%	6.0%	5.6%
2008	3.4%	3.9%	1.9%	5.0%	3.4%	4.1%	6.9%	5.5%	4.8%	6.2%	6.4%	5.8%	4.0%	6.4%
2009	4.3%	3.5%	4.4%	5.3%	4.4%	4.4%	5.5%	6.2%	5.8%	6.7%	5.8%	6.2%	5.7%	7.6%
2010	4.1%	4.8%	3.9%	4.0%	4.4%	4.9%	5.5%	5.6%	5.5%	5.2%	5.8%	5.9%	5.4%	4.9%
2011	3.9%	3.8%	3.1%	3.2%	3.8%	3.5%	5.6%	6.2%	4.6%	4.1%	5.3%	5.6%	3.9%	5.4%
2012	3.9%	4.2%	4.1%	4.4%	4.3%	4.6%	6.8%	5.9%	5.9%	5.9%	7.6%	7.4%	4.3%	5.3%
2013	4.3%	4.0%	4.4%	4.2%	4.3%	4.0%	5.0%	4.9%	4.7%	4.4%	5.4%	5.7%	5.4%	5.3%
2014[6]	3.9%	4.1%	4.2%	4.4%	3.7%	4.3%	5.7%	5.4%	5.5%	5.1%	5.6%	5.4%	5.3%	5.1%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE

DBIQ OPTIMUM YIELD DIVERSIFIED COMMODITY INDEX TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE OR NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

LEGEND:

Symbol	Index Commodity	Symbol	Index Commodity
CL	Light Sweet Crude Oil (WTI)	AL	Aluminum
HO	Heating Oil	LX	Zinc
XB	RBOB Gasoline	LP	Copper Grade A
NG	Natural Gas	C	Corn
CO	Brent Crude	W	Wheat
GC	Gold	S	Soybeans
SI	Silver	SB	Sugar

Please refer to notes and legends that follow on page 46.

All Statistics from July 31, 1998* to May 31, 2014.

VARIOUS STATISTICAL MEASURES
	DBIQ Diversified ER™[8,9]	DBIQ Diversified TR™[8,9]	DBLCI-OY Diversified ER10	DBLCI-OY Diversified TR10	DBLCI-OY ER11	DBLCI-OY TR11	GSCI-TR12	RICI-TR13	DJ UBS-TR14
Annualized Changes to Index Level[15]	10.1%	12.5%	7.1%	9.4%	9.1%	11.5%	5.0%	8.6%	4.8%
Average rolling 3-month daily volatility[16]	18.0%	18.0%	21.4%	21.4%	18.7%	18.7%	22.6%	18.2%	16.1%
Sharpe Ratio[17]	0.56	0.58	0.33	0.34	0.49	0.50	0.13	0.36	0.16
% of months with positive change[18]	56%	59%	56%	57%	56%	58%	57%	59%	58%
Average monthly positive change[19]	4.6%	4.5%	5.1%	5.2%	4.7%	4.7%	5.1%	4.3%	3.7%
Average monthly negative change[20]	-3.7%	-3.8%	-4.8%	-4.7%	-3.9%	-3.9%	-5.4%	-4.2%	-4.0%

ANNUALIZED INDEX LEVELS[21]
	DBIQ Diversified ER™[8,9]	DBIQ Diversified TR™[8,9]	DBLCI-OY Diversified ER10	DBLCI-OY Diversified TR10	DBLCI-OY ER11	DBLCI-OY TR11	GSCI-TR12	RICI-TR13	DJ UBS-TR14
1 year	1.2%	1.3%	0.1%	0.1%	-0.1%	-0.1%	8.4%	5.0%	2.5%
3 year	-4.1%	-4.1%	-5.5%	-5.4%	-5.2%	-5.2%	-2.3%	-4.1%	-7.0%
5 year	4.0%	4.1%	1.8%	1.9%	2.4%	2.5%	3.4%	4.6%	1.5%
7 year	1.6%	2.2%	-1.2%	-0.6%	0.5%	1.1%	-2.1%	0.6%	-3.0%

*	July 31, 1998 represents the first date on which statistical data was available for each of DBIQ Diversified ER, DBIQ Diversified TR, GSCI-TR, RICI-TR and DJUBS-TR.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN JANUARY 2007 (RENAMED OCTOBER 2010) CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD SEPTEMBER 1997 THROUGH DECEMBER 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 46.

COMPARISON OF THE VARIOUS COMMODITIES INDICES

(July 31, 1998* – May 31, 2014)

* July 31, 1998 represents the first date on which statistical data was available for each of DBIQ Diversified TR, DBIQ Diversified ER, DBIQ-OY TR, DBIQ TR, GSCI TR, RICI-TR, DJUBS-TR and DBIQ-OY ER.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of DBIQ Diversified TR, DBIQ Diversified ER, DBIQ–OY TR, DBIQ TR, GSCI–TR, RICI–TR, DJUBS–TR and DBIQ–OY ER are indices and do not reflect actual trading.

Each of the indices are calculated on an excess return basis and does not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN JANUARY 2007 (RENAMED OCTOBER 2010) CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD SEPTEMBER 1997 THROUGH DECEMBER 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 46.

COMPARISON OF ANNUAL RETURNS OF THE VARIOUS COMMODITIES INDICES

(July 31, 1998* – May 31, 2014)

* July 31, 1998 represents the first date on which statistical data was available for each of DBIQ Diversified TR, DBIQ Diversified ER, DBIQ-OY TR, DBIQ TR, RICI-TR, DJUBS-TR and DBIQ-OY ER.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of DBIQ Diversified TR, DBIQ Diversified ER, DBIQ–OY TR, DBIQ TR, GSCI–TR, RICI–TR, DJUBS–TR and DBIQ–OY ER are indices and do not reflect actual trading.

Each of the indices are calculated on an excess return basis and does not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN JANUARY 2007 (RENAMED OCTOBER 2010) CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD SEPTEMBER 1997 THROUGH DECEMBER 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 46.

NOTES AND LEGENDS:

1.	“High” reflects the highest closing level of the Index during the applicable year.
2.	“Low” reflects the lowest closing level of the Index during the applicable year.
3.	“Annual Index Changes” reflect the change to the Index level on an annual basis as of December 31 of each applicable year.
4.	“Index Changes Since Inception” reflect the change of the Index closing levels since inception on a compounded annual basis as of December 31 of each applicable year.
5.	Closing levels as of inception on September 3, 1997.
6.	Closing levels as of May 31, 2014.
7.

The DBIQ Optimum Yield Diversified Commodity Index Excess Return™ and DBIQ Optimum Yield Diversified Commodity Index Total Return™ reflect the change in market value of the following underlying index commodities: (1) CL (Light Sweet Crude Oil (WTI)), (2) HO (Heating Oil), (3) XB (RBOB Gasoline), (4) NG (Natural Gas), (5) CO (Brent Crude), (6) GC (Gold), (7) SI (Silver), (8) AL (Aluminum), (9) LX (Zinc), (10) LP (Copper Grade A), (11) C (Corn), (12) W (Wheat), (13) S (Soybeans) and (14) SB (Sugar), on an optimum yield basis.

8.

“DBIQ Diversified ER™” is the DBIQ Optimum Yield Diversified Commodity Index Excess Return™ and “DBIQ Diversified TR™” is the DBIQ Optimum Yield Diversified Commodity Index Total Return™. The DBIQ Diversified ER™ is calculated on an excess return basis, which is unfunded and reflects the change in market value of the underlying index commodities. The DBIQ Diversified TR™ is calculated on a total return basis, which is funded and reflects the change in market value of the underlying index commodities and interest income from a hypothetical basket of fixed income securities. DBIQ Diversified ER™ and DBIQ Diversified TR™ are calculated to reflect rolling on an optimum yield basis. Optimum yield enables each of DBIQ Diversified ER™ and DBIQ Diversified TR™ to rollover to the futures contract which generates the highest ‘roll yield,’ rather than select a new future based on a fixed schedule (e.g. monthly). The result will tend to maximize the benefits of rolling in backwardated markets and minimize the loss from rolling in contangoed markets.

9.

If the Fund’s interest income from its holdings of fixed income securities were to exceed the Fund’s fees and expenses, the total return on an investment in the Fund is expected to outperform the DBIQ Diversified ER™ and underperform the DBIQ Diversified TR™. The only difference between the DBIQ Diversified ER™ and the DBIQ Diversified TR™ is that the DBIQ Diversified ER™ does not include interest income from a hypothetical basket of fixed income securities while the DBIQ Diversified TR™ does include such a component. The difference between the DBIQ Diversified ER™ and the DBIQ Diversified TR™ is attributable entirely to the hypothetical interest income from this hypothetical basket of fixed income securities. If the Fund’s interest income from its holdings of fixed-income securities exceeds the Fund’s fees and expenses, then the amount of such excess is expected to be distributed periodically. The market price of the Shares is expected to track closely the DBIQ Diversified ER™. The total return on an investment in the Fund over any period is the sum of the capital appreciation or depreciation of the Shares over the period, plus the amount of any distributions during the period. Consequently, the Fund’s total return is expected to outperform the DBIQ Diversified ER™ by the amount of the excess, if any, of its interest income over its fees and expenses but, as a result of the Fund’s fees and expenses, the total return on the Fund is expected to underperform the DBIQ Diversified TR™. If the Fund’s fees and expenses were to exceed the Fund’s interest income from its holdings of fixed income securities, the total return on an investment in the Fund is expected to underperform the DBIQ Diversified ER™.

10.

“DBLCI-OY Diversified ER” is the Deutsche Bank Liquid Commodity Index–Optimum Yield Diversified Excess Return™, or the Interim Index, was tracked by the Fund from October 19, 2009, to December 31, 2010. As of January 1, 2011, the Fund commenced tracking DBIQ Optimum Yield Diversified Commodity Index Excess Return™, or the Renamed Index. The Fund’s Renamed Index is identical to the Interim Index except with respect to the name of Index. The inception date of January 2007 remains identical. Except as provided in the immediately preceding sentence, all prior underlying formulae, data (e.g., closing levels, measure of volatility, all other numerical statistics and measures) and all other characteristics (e.g., Base Date, Index Sponsor, inception date, rolling, etc.) with respect to each Interim Index are identical to its Renamed Index. See also footnotes 7 and 8 above. “DBLCI-OY Diversified TR” is the Deutsche Bank Liquid Commodity Index–Optimum Yield Diversified Total Return™. DBLCI™ and Deutsche Bank Liquid Commodity Index™ are trade marks of the Index Sponsor and are the subject of Community Trade Mark Nos. 3055043 and 3054996. Trade Mark applications in the United States are pending with respect to both the Trust and aspects of each Index. The Fund and the Managing Owner have been licensed to use DBLCI™, Deutsche Bank Liquid Commodity Index™ and DBIQ™.

11.

“DBLCI-OY ER” is the Deutsche Bank Liquid Commodity Index–Optimum Yield Excess Return™, which was tracked by the Fund prior to October 19, 2009. “DBLCI-OY TR” is the Deutsche Bank Liquid Commodity Index–Optimum Yield Total Return™. Both of these indexes reflect the change in market value of the following underlying index commodities: CL (Light, Sweet Crude Oil), HO (Heating Oil), GC (Gold), AL (Aluminum), C (Corn) and W (Wheat) on an optimum yield basis.

12.

“GSCI – TR” is the S&P GSCI Commodity Index® calculated on a total return basis. The GSCI is designed to provide investors with a reliable and publicly available benchmark for investment in the commodity market. The GSCI is a composite index of commodity sector returns, representing an unleveraged, long-only investment in commodity futures that is broadly diversified across the spectrum of commodities. In turn, the GSCI provides investors with a representative and realistic picture of realizable returns attainable in the commodities markets.

13.

“RICI – TR” is the Rogers International Commodity Index calculated on a total return basis. RICI represents the value of a basket of commodities employed in the global economy, ranging from agricultural products (such as wheat, corn and cotton) and energy products (including crude oil, gasoline and natural gas) to metals and minerals (including gold, silver, aluminum and lead). As of its launch in 1998 there were thirty-five different contracts represented in the Index. As of May 31, 2014, the Index represents thirty-seven different contracts. The value of each component is based on monthly closing prices of the corresponding futures and/or forward contracts, each of which is valued as part of a fixed-weight portfolio. The RICI-TR Index was developed to be an effective measure of the price action of raw materials on a worldwide basis. The broad based representation of commodities contracts is intended to provide two important characteristics: The large number of contracts and underlying raw materials represents “diversification” and the global coverage of those contracts reflects the current state of international trade and commerce.

14.

“DJ UBS — TR” is the Dow Jones — UBS Commodity IndexSM calculated on a total return basis. The DJ UBS is designed to be a highly liquid and diversified benchmark for the commodity futures market. As of May 31, 2014, DJ-UBS is composed of futures contracts on 22 physical commodities. The DJ-UBS is composed of commodities traded on U.S. exchanges, with the exception of aluminum, nickel and zinc, which trade on the London Metal Exchange (LME). An Oversight Committee meets annually to determine the composition of the index in accordance with the rules established in the DJ-UBSCI Handbook. Committee members are drawn from the academic, financial and legal communities.

15.	“Annualized Changes to Index Level” reflect the change to the level of the applicable index level on an annual basis as of December 31 of each applicable year.
16.

“Average rolling 3-month daily volatility.” The daily volatility reflects the relative rate at which the price of the applicable index moves up and down, which is found by calculating the annualized standard deviation of the daily change in price. In turn, an average of this value is calculated on a 3-month rolling basis.

17.

“Sharpe Ratio” compares the annualized rate of return minus the annualized risk free rate of return to the annualized variability — often referred to as the “standard deviation” — of the monthly rates of return. A Sharpe Ratio of 1:1 or higher indicates that, according to the measures used in calculating the ratio, the rate of return achieved by a particular strategy has equaled or exceeded the risks assumed by such strategy. The risk-free rate of return that was used in all the Sharpe Ratio calculations was assumed to be 2.13%.

18.	“% of months with positive change” during the period from inception to May 31, 2014.
19.	“Average monthly positive change” during the period from inception to May 31, 2014.
20.	“Average monthly negative change” during the period from inception to May 31, 2014.
21.	“Annualized Index Levels” reflect the change to the level of the applicable index on an annual basis as of December 31 of each the applicable time period (e.g., 1 year, 3, 5 or 7 years).

As of January 1, 2011, the Fund commenced tracking DBIQ Optimum Yield Diversified Commodity Index Excess Return™, or the Renamed Index. From October 19, 2009, to December 31, 2010, the Fund tracked the Deutsche Bank Liquid Commodity Index–Optimum Yield Diversified Excess Return,™ or the Interim Index. Prior to October 19, 2009, the Fund tracked the Deutsche Bank Liquid Commodity Index–Optimum Yield Excess Return™. The Fund’s Renamed Index is identical to the Interim Index except with respect to the name of Index. The inception date of January 2007 remains identical. Except as provided in the immediately preceding sentence, all prior underlying formulae, data (e.g., closing levels, measure of volatility, all other numerical statistics and measures) and all other characteristics (e.g., Base Date, Index Sponsor, inception date, rolling, etc.) with respect to each Interim Index are identical to its Renamed Index. DBLCI™ and Deutsche Bank Liquid Commodity Index™ are trade marks of the Index Sponsor and are the subject of Community Trade Mark Nos. 3055043 and 3054996. Trade Mark applications in the United States are pending with respect to both the Trust and aspects of each Index. The Fund and the Managing Owner have been licensed to use DBLCI™, Deutsche Bank Liquid Commodity Index™ and DBIQ™.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN JANUARY 2007 (RENAMED OCTOBER 2010) CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD SEPTEMBER 1997 THROUGH

DECEMBER 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

ALTHOUGH THE INDEX SPONSOR WILL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE INDEX FROM SOURCE(S) WHICH THE INDEX SPONSOR CONSIDERS RELIABLE, THE INDEX SPONSOR WILL NOT INDEPENDENTLY VERIFY SUCH INFORMATION AND DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN. THE INDEX SPONSOR WILL NOT BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE INDEX AND THE INDEX SPONSOR IS UNDER NO OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

UNLESS OTHERWISE SPECIFIED, NO TRANSACTION RELATING TO THE INDEX IS SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE INDEX SPONSOR AND THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO (A) THE ADVISABILITY OF PURCHASING OR ASSUMING ANY RISK IN CONNECTION WITH ANY SUCH TRANSACTION, (B) THE LEVELS AT WHICH THE INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DATE, (C) THE RESULTS TO BE OBTAINED BY THE ISSUER OF ANY SECURITY OR ANY COUNTERPARTY OR ANY SUCH ISSUER’S SECURITY HOLDERS OR CUSTOMERS OR ANY SUCH COUNTERPARTY’S CUSTOMERS OR COUNTERPARTIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH ANY LICENSED RIGHTS OR FOR ANY OTHER USE, OR (D) ANY OTHER MATTER. THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INDEX SPONSOR HAVE ANY LIABILITY (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.”

V.    Page 56 of the Prospectus is amended by inserting the below paragraph immediately preceding the sub-section “Mortgage-Related and Asset-Backed Securities Matters” as follows:

“Pursuant to an offer of settlement in which DBSI neither admitted nor denied the rule violations upon which the penalty is based, on February 14, 2014, the Clearing House Risk Committee of the CBOT found that DBSI violated CBOT Rules 970.A., 971.A.2., 971.A.3., 980.A., and 980.B. In accordance with the settlement offer, the CBOT fined DBSI $900,000.”